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Exhibit 23.6

Consent of Independent Accountants

        We consent to the incorporation by reference in the Registration Statement on Form S-4 of NGL Energy Partners LP for the registration of common units representing limited partner interests of our report dated January 14, 2013 relating to the combined financial statements of Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, Toro Operating Company, Inc., and Striker Oilfield Services, LLC as of December 31, 2011 and 2010 and for each of the three years ended December 31, 2011, 2010, and 2009 and of our report, dated January 14, 2013 relating to the combined financial statements of Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, LLC, Midstream Operations, LLC, Toro Operating Company, Inc., and Striker Oilfield Services, LLC as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011, both of which are included in the Current Report on Form 8-K/A of NGL Energy Partners LP dated November 2, 2012, and to the reference to our firm under the caption "Experts" in the prospectus included in the Registration Statement.

/s/ EKS&H LLLP
EKS&H LLLP

August 20, 2014
Denver, Colorado

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  Exhibit 23.6
Consent of Independent Accountants